SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2002

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Los Robles Avenue, Suite 250	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (626) 578-0777

Item 5. OTHER EVENTS

Alexandria Real Estate Equities, Inc. or one of our wholly owned subsidiaries acquired the properties and land parcels listed below. Two of the properties (930 Clopper Road and 9880 Campus Point Drive) contain a combination of office/laboratory space for lease to tenants in the life science industry ("Life Science Facilities") and the remainder are being redeveloped as Life Science Facilities. We acquired each of the properties and land parcels from sellers that were unrelated to each other and unaffiliated with us.

On January 18, 2001, we acquired 930 Clopper Road, located in Gaithersburg, Maryland. We purchased the property for $7,575,000, which was based on arm's length negotiations. We funded the purchase price through a draw on our unsecured line of credit. The property contains approximately 60,000 rentable square feet. It is presently 100% leased to a single tenant. We purchased the property from Clopper Owners, LLC.

On February 28, 2001, we acquired 29 Hartwell Avenue, located in Lexington, Massachusetts. We purchased the property for $8,500,000, which was based on arm's length negotiations. We funded the purchase price through a draw on our unsecured line of credit. The property contains approximately 59,000 rentable square feet and is presently vacant and under redevelopment. We purchased the property from The McGraw-Hill Companies, Inc.

On April 25, 2001, we acquired a 3.8 acre property, located in Cambridge, Massachusetts, with two buildings under development. We purchased the property for $35,650,000, which was based on arm's length negotiations. Of this amount, $21,350,000 was set aside in an escrow account for the completion of the development of the property. We funded the purchase price through a draw on our unsecured line of credit. When completed, the buildings will contain approximately 100,000 rentable square feet of office/laboratory space. We purchased the property from 784 Memorial Drive LLC.

On June 19, 2001, we acquired 480 Arsenal Street, located in Watertown, Massachusetts. We purchased the property for $11,775,000, which was based on arm's length negotiations. We funded the purchase price through a draw on our unsecured line of credit. The property contains approximately 96,000 rentable square feet and is presently vacant and under redevelopment. We purchased the property from AMB Property, L.P.

On August 3, 2001, we acquired 9880 Campus Point Drive, located in San Diego, California. We purchased the property for $20,350,000, which was based on arm's length negotiations. We financed $12,000,000 of the purchase price with a secured note payable to Aid Association for Lutherans, the seller of the property. The debt bears interest at a rate of 7.5% per annum, with monthly payments of principal and interest based on a 20-year amortization schedule. The loan matures in August 2011. We funded the remainder of the purchase price through a draw on our unsecured line of credit. The property contains approximately 72,000 rentable square feet. It is presently 100% leased to a single tenant.

On August 17, 2001, we acquired 5 Research Place, located in Rockville, Maryland. We purchased the property for $7,036,000, which was based on arm's length negotiations. We funded the purchase price through a draw on our unsecured line of credit. The property contains approximately 59,000 rentable square feet and is presently vacant and under redevelopment. We purchased the property from John F. Jaeger, Steven J. Virostek and James A. Fangmeyer.

On December 14, 2001, we acquired a land parcel consisting of approximately 4.7 acres, located in Gaithersburg, Maryland. We purchased the land parcel for $2,760,000, which was based on arm's length negotiations. We funded the purchase price through a draw on our unsecured line of credit. We purchased the land parcel from BAE Systems Aerospace Electronics Inc.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Properties Acquired

9880 CAMPUS POINT DRIVE

Statement of Revenues and Certain Expenses:

Report of Independent Auditors

Statement of Revenues and Certain Expenses for the year ended December 31, 2000

Notes to Statement of Revenues and Certain Expenses

(b) Unaudited pro forma condensed consolidated financial statements

(c) Exhibits

23.1 Consent of Ernst & Young LLP

Report of Independent Auditors

To the Board of Directors

Alexandria Real Estate Equities, Inc.

We have audited the accompanying statement of revenue and certain expenses of 9880 Campus Point Drive (the Property) for the year ended December 31, 2000. This statement of revenue and certain expenses is the responsibility of management of the Property. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the Property.

In our opinion, the statement of revenue and certain expenses presents fairly, in all material respects, the revenue and certain expenses, as defined above, of the Property for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Los Angeles, California

July 13, 2001

9880 Campus Point Drive

Statement of Revenue and Certain Expenses

Year ended December 31, 2000

(in thousands)

Revenue:
Rental	$ 2,265
Tenant recoveries	172
Other income	6
Total revenue	2,443

Certain Expenses:
Repairs and maintenance	23
Insurance	37
Taxes and license	111
Total certain expenses	171
Excess of revenue over certain expenses	$ 2,272

See accompanying notes to statement of revenue and certain expenses.

9880 Campus Point Drive

Notes to Statement of Revenue and Certain Expenses

December 31, 2000

1. Organization and Summary of Significant Accounting Policies

Organization

The accompanying statement of revenue and certain expenses includes the operations of 9880 Campus Point Drive, located in San Diego, California (the "Property"). ARE-9880 Campus Point Drive, LLC, an indirect wholly owned subsidiary of Alexandria Real Estate Equities, Inc., acquired the Property from a nonaffiliated third party. As of December 31, 2000, the Property was 100% occupied and leased to a single tenant under a triple-net lease, which requires the tenant to pay substantially all expenses associated with the Property, including operating and maintenance, utilities, taxes and insurance.

Basis of Presentation

The accompanying statement has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Property is not a legal entity and the accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses we expect to incur in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization, and property general and administrative costs not directly comparable to the future operations of the Property.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the terms of the related leases.

Risks and Uncertainties

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Future Minimum Lease Payments

The future minimum lease payments to be received under a noncancelable operating lease as of December 31, 2000 are as follows (in thousands):

2001	$ 2,045
2002	2,117
2003	2,190
2004	2,267
2005	2,347
Thereafter	8,422
Total	$ 19,388

The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet of Alexandria Real Estate Equities, Inc. as of September 30, 2001 is presented as if the acquisition of the land parcel acquired subsequent to September 30, 2001 (the "Fourth Quarter 2001 Acquisition") described in Item 5 had been acquired on September 30, 2001. The following unaudited pro forma condensed consolidated income statements of Alexandria Real Estate Equities, Inc. for the nine months ended September 30, 2001 and for the year ended December 31, 2000 are presented as if the acquisition of all of the properties and land parcels described in Item 5 had been acquired on January 1, 2000.

The pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transactions on the dates described above, nor do they purport to represent our future financial position or our results of operations.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2001

(dollars in thousands)

		Pro Forma
	Historical	Adjustments	Pro Forma

Assets
Rental properties, net	$ 783,474	$ 2,760 (A)	$ 786,234
Property under development	46,306	-	46,306
Cash and cash equivalents	2,720	-	2,720
Tenant security deposits and other restricted
cash	15,721	-	15,721
Secured note receivable	6,000	-	6,000
Tenant receivables	2,929	-	2,929
Deferred rent	19,160	-	19,160
Other assets	52,478	-	52,478
Total assets	$ 928,788	$ 2,760	$ 931,548

Liabilities and stockholders' equity
Secured notes payable	$ 244,697	$ -	$ 244,697
Unsecured line of credit	308,000	2,760 (A)	310,760
Accounts payable, accrued expenses and tenant security deposits	38,975	-	38,975
Dividends payable	8,250	-	8,250
Total liabilities	599,922	2,760	602,682

Stockholders' equity:
Preferred stock	38,588	-	38,588
Common stock	163	-	163
Additional paid-in capital	299,265	-	299,265
Deferred compensation	(1,775)	-	(1,775)
Retained earnings	-	-	-
Accumulated other comprehensive income	(7,375)	-	(7,375)
Total stockholders' equity	328,866	-	328,866
Total liabilities and stockholders' equity	$ 928,788	$ 2,760	$ 931,548

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Nine Months Ended September 30, 2001

(dollars in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments	Pro Forma

Revenues:
Rental revenue	$ 72,666	$ 1,782 (B)	$ 74,448
Tenant recoveries and other income	21,458	19 (B)	21,477
Total revenues	94,124	1,801	95,925

Expenses:
Rental operations	19,555	14 (B)	19,569
General and administrative	8,578	-	8,578
Interest	21,522	771 (C)	22,293
Depreciation and amortization	22,388	244 (D)	22,632
Total expenses	72,043	1,029	73,072
Net income	$ 22,081	$ 772	$ 22,853

Dividends on preferred stock	$ 2,748		$ 2,748

Net income available to common stock outstanding	$ 19,333		$ 20,105

Pro forma weighted average shares of common stock outstanding	16,118,022		16,118,022

Net income per pro forma share
of common stock	$ 1.20		$ 1.25

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Year ended December 31, 2000

(dollars in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments	Pro Forma

Revenues:
Rental revenue	$ 82,499	$ 3,131 (B)	$ 85,630
Tenant recoveries and other income	24,411	343 (B)	24,754
Total revenues	106,910	3,474	110,384

Expenses:
Rental operations	21,873	323 (B)	22,196
General and administrative	8,986	-	8,986
Interest	25,791	1,829 (C)	27,620
Depreciation and amortization	24,251	625 (D)	24,876
Total expenses	80,901	2,777	83,678
Net income	$ 26,009	$ 697	$ 26,706

Dividends on preferred stock	$ 3,666		$ 3,666

Net income available to common stock outstanding	$ 22,343		$ 23,040

Pro forma weighted average shares of common stock outstanding	14,699,478		14,699,478

Net income per pro forma share
of common stock	$ 1.52		$ 1.57

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements

1. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2001 are as follows:

  Acquisition of a 4.7 acre land parcel in Gaithersburg, Maryland, with the related draws on the unsecured line of credit. The purchase price was $2,760,000. The acquisition closed in December 2001.

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements for the nine months ended September 30, 2001 and for the year ended December 31, 2000 are as follows:

(B) Preacquisition results, adjusted to include the effect of straight line rent adjustments (in thousands):

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements (continued)

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements (continued)

Preacquisition Period for the Nine Months Ended September 30, 2001

	930 Clopper Road	9880 Campus Point Drive	Total

Acquisition Date	January 18, 2001	August 3, 2001

Revenues:
Rental revenue	$ 37	$ 1,745	$ 1,782
Tenant recoveries and other income	8	11	19
	45	1,756	1,801
Expenses:
Rental operations	7	7	14
Net Income	$ 38	$ 1,749	$ 1,787

Preacquisition Period for the Year Ended December 31, 2000

	930 Clopper Road	9880 Campus Point Drive	Total

Acquisition Date	January 18, 2001	August 3, 2001

Revenues:
Rental revenue	$ 804	$ 2,327	$ 3,131
Tenant recoveries and other income	165	178	343
	969	2,505	3,474
Expenses:
Rental operations	152	171	323
Net Income	$ 817	$ 2,334	$ 3,151

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements (continued)

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements (continued)

The adjustments shown above are not necessarily indicative of the results of operations had we completed the transactions at the beginning of the periods presented. The adjustments presented for the nine months ended September 30, 2001 reflect the results of operations for January 1, 2001 through the date of acquisition. The adjustments presented for the year ended December 31, 2000 reflect the results of operations for the entire year.

No pro forma adjustments have been made for 29 Hartwell Avenue and 5 Research Place for the periods prior to acquisition because the properties were vacant prior to purchase, and, as a result, there were no operating results as rental properties. No pro forma adjustment has been made for 480 Arsenal Street for the periods presented because the property would have been under redevelopment after acquisition (assuming the purchase had occurred on January 1, 2000).

(C) Increase in interest expense due to the draw on our unsecured line of credit for the acquisition of 930 Clopper Road and 9880 Campus Point Drive. Increase in interest expense is also due to the assumption that the secured note payable to Aid Association for Lutherans in the amount of $12,000,000 associated with the purchase of 9880 Campus Point Drive was outstanding for the entire period presented. The note bears interest at a rate of 7.5% per annum and matures in August 2011. No pro forma adjustments have been made for 29 Hartwell Avenue, 480 Arsenal Street and 5 Research Place for the periods presented because the properties would have been under redevelopment after acquisition (assuming the purchase had occurred on January 1, 2000). Any interest incurred from the acquisition of these properties would have been offset by the interest capitalized while the properties were under redevelopment.

(D) Increase in depreciation expense to reflect a full period of depreciation for 930 Clopper Road and 9880 Campus Point Drive. No pro forma adjustments have been made for 29 Hartwell Avenue, 480 Arsenal Street and 5 Research Place for the periods presented because no depreciation expense would have been incurred while the properties were under redevelopment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: January 2, 2002 By: /s/ Peter J. Nelson____________

Peter J. Nelson

Chief Financial Officer